Exhibit 23
We consent to the incorporation by reference to the Registration Statement (Form S-8 No. 033-56661) pertaining to the Northshore Mining Company & Silver Bay Power Company Retirement Savings Plan of our report dated June 11, 2015, with respect to the financial statements and related schedules of the Northshore Mining Company & Silver Bay Power Company Retirement Savings Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2014 and 2013.
/s/ Meaden & Moore, Ltd.
Meaden & Moore, Ltd.
Cleveland, Ohio
June 11, 2015